Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to the Registration Statement on Form S-1 of our report dated May 13, 2026, relating to the financial statements of Y’all Street Physical Gold ETF and Y’all Street Physical Silver ETF, each a series of Texas Precious Metals Trust, as of May 7, 2026, and to the reference to our firm under the headings “The Custodian” and “Experts” in the Pre-Effective Amendment to the Registration Statement.

COHEN & COMPANY, LTD.

Cleveland, Ohio

May 13, 2026